Third Amendment to
                      Agreement of Limited Partnership of
                Geodyne Energy Income Limited Partnership III-B

      This Third Amendment to Agreement of Limited Partnership of Geodyne Energy Income Limited Partnership III-B (the "Partnership") is entered into by and between Geodyne Production Company ("Production"), a Delaware corporation, as General Partner, Geodyne Depositary Company ("Depositary"), a Delaware
corporation, as the Limited Partner, and all Substituted Limited Partners admitted to the Partnership.

      WHEREAS, on January 24, 1990, Production and Depositary executed and entered into that certain Agreement of Limited Partnership of the Partnership (the "Agreement"); and

      WHEREAS, on February 25, 1993, Production executed and entered into that certain First Amendment to the Agreement of Limited Partnership whereby it changed (i) the name of the Partnership from "PaineWebber/Geodyne Energy Income Partnership III-B to "Geodyne Energy Income Limited Partnership III-B, (ii) the address of the Partnership's principal place of business, and (iii) the address for the Partnership's agent for service of process; and

      WHEREAS, on August 4, 1993, Production executed and entered into that certain Second Amendment to the Agreement of Limited Partnership in order to (i) expedite the method of accepting transfers of Unit Holders' Units in the Partnership and (ii) provide for an optional right of repurchase/redemption which may be exercised by the Unit Holders; and

      WHEREAS, Section 11.1 of the Agreement provides that the General Partner may, without prior notice or consent of any Unit Holder, amend any provision of this Agreement if, in its opinion, such amendment does not have a material adverse effect upon the Unit Holders; and

      WHEREAS, Production as General Partner desires to amend the Agreement in order to allow transfers of Units facilitated through a matching service to the extent they otherwise comply with Internal Revenue Service transfer regulations applicable to non-permitted transfers for non-publicly traded limited partnerships.

      NNOW, THEREFORE, in consideration of the covenants, conditions and agreements herein contained, the parties hereto hereby agree as follows:

      I.    Section 8.1.A(ii) of the Agreement is hereby deleted.

      II. The remaining subsections of Section 8.1A shall be renumbered accordingly.


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




      IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of this 31st day August, 1995.

                                    GEODYNE PRODUCTION COMPANY,
                                    as General Partner

                                    By:   // Dennis R. Neill //
                                          ---------------------
                                          Dennis R. Neill
                                          Senior Vice President

                                    GEODYNE DEPOSITARY COMPANY,
                                    as the Limited Partner

                                    By:   // Dennis R. Neill //
                                          ---------------------
                                          Dennis R. Neill
                                          Senior Vice President


                                    GEODYNE PRODUCTION COMPANY,
                                    as Attorney-in-Fact for all
                                    Substituted Limited Partners


                                    By:   // Drew S. Phillips //
                                          ----------------------
                                          Drew S. Phillips
                                          Vice President-Controller


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